Exhibit 10.7

Confidential

[*****] = Pursuant to Item 601(b)(10) of Regulation S-K, portions of this exhibit have been omitted as the registrant has determined that certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type of information that the company treats as private and confidential.

AMENDED & RESTATED SALES AND MARKETING AGREEMENT

THIS AMENDED & RESTATED SALES AND MARKETING AGREEMENT (this “Agreement”) is entered into as of September 27, 2022 (but effective as of the Effective Date (as defined below), by and between TEXTRON AVIATION INC., a Kansas corporation (“TAI”), and SURF AIR MOBILITY INC., a Delaware corporation (“SAM”) (each a “Party” and collectively, the “Parties”).

RECITALS

A. TAI is the world’s leading manufacturer of general aviation aircraft, including the Cessna Model 208B Grand Caravan EX specified on Type Certificate A37CE (individually and collectively as the context permits, “Caravan”).

B. Following the date hereof, SAM intends to consummate one or more business combination and capital markets transactions pursuant to which, among other things, shares of SAM (or its Affiliate) will be publicly listed on a United States national securities exchange (the first trading date of shares of common stock of SAM or its affiliate on a United States national securities exchange (which, for the avoidance of doubt, may occur following a business combination with a special purpose acquisition company, or SPAC), the “Effective Date”).

C. SAM, together with its Affiliates, is in the process of engineering, developing and obtaining STCs for electric or hybrid-electric propulsion systems (the “SAM STCs”) that are designed to be upfits/retrofits for the Caravan (collectively, the “SAM System”).

D. The Parties are concurrently entering into (i) that certain Collaboration and Engineering Services Agreement, dated of even date herewith (the “CESA”), pursuant to which TAI agrees to provide certain engineering services as may be agreed to in furtherance of SAM’s efforts to develop the SAM System and obtain FAA certification of the SAM STCs, (ii) that certain Data License Agreement dated of even date herewith (the “DLA”), pursuant to which Textron Innovations Inc. provides a limited data license to certain data, and (iii) that certain Aircraft Purchase Agreement, dated of even date herewith (the “Aircraft Purchase Agreement”, and together with this Agreement, the CESA and the DLA, the “Transaction Documents”), pursuant to which, following the Effective Date, SAM will purchase one hundred (100) firm Caravan, with an option to purchase an additional fifty (50) Caravan, which Caravan SAM intends to convert to SAM Aircraft using the SAM System and the SAM STCs.

E. Following issuance of the SAM STCs, TAI may purchase or license from SAM, and SAM may sell or license to TAI, the SAM System and the SAM STCs, respectively, for the manufacture and sale of factory new Caravan (“New Aircraft”) and conversions of pre-owned Caravan (“Conversions”) incorporating the SAM System (collectively, the “SAM Aircraft”).

F. TAI and SAM desire to cooperate and work together in good faith to develop marketing, promotional and sales strategies and materials for the SAM Aircraft, on the terms and conditions set forth in this Agreement.

G. TAI and SAM entered into the Sales and Marketing Agreement as of September 15, 2022 (the “Original Agreement”), and have agreed to amend and restate the Original Agreement in its entirety as set forth herein.

AGREEMENT

ARTICLE 1
DEFINITIONS

1.1 Definitions.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, where control may be by either management authority, contract or equity interest. As used in this definition, “control” and correlative terms mean the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Exclusivity Period” means the period commencing on the Effective Date and ending on the date that either Party terminates the Exclusivity Rights pursuant to Section 2.6 of this Agreement.

“FAA” means the United States Federal Aviation Administration, or any successor.

“Intellectual Property Rights” means all patents, trade secrets, know-how, trademarks, service marks, trade names, industrial design rights, copyrights, permits, licenses and other rights (including industry certificates and approvals – e.g., type certificates and STCs) and all registrations, applications, renewals, extensions, combinations, divisions, continuations or reissues of any of the foregoing.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

“STC” means a Supplemental Type Certificate issued by the FAA or corresponding international regulatory agencies (e.g., the European Aviation Safety Administration) for major modifications to existing type-certified aircraft, engines or propellers.

“SAM System” means the proprietary electric or hybrid-electric propulsion systems developed by SAM for the SAM Aircraft, including SAM’s proprietary system controls, software and algorithms integrating the electric power generator (EPU), turbo generator, energy storage systems and other components to optimize thermal regulation and power utilization, and all SAM IP related thereto.

“SAM IP” means all Intellectual Property Rights owned by SAM and its Affiliates.

1.2 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires: (a) the headings or captions for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement; (b) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”; (c) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (d) references to a Person are also to the Person’s successors and permitted assigns; and (e) references to agreements and laws are also to the same as amended, restated or otherwise modified from time to time.

ARTICLE 2
MARKETING AND SALES OF SAM AIRCRAFT

2.1 Joint Marketing and Sales Efforts. During the Term, TAI and SAM agree to use their respective commercially reasonable efforts to promote the sales of the SAM Aircraft, including the following:

2.1.1 Each of TAI and SAM shall appoint one (1) representative to serve as a primary point of contact for all marketing and sales related efforts by the Parties with respect to the SAM Aircraft.

2.1.2 At least sixty (60) days prior to the end of each calendar year during the Term, TAI and SAM shall mutually agree upon marketing and promotion plans for the upcoming calendar year (such terms shall be contained in the “Annual Plan”). The Parties shall mutually agree upon an initial set of marketing concepts within thirty (30) days of the Effective Date (the “Initial Marketing Plan”). Each of TAI’s and SAM’s agreement on the Initial Marketing Plan and each Annual Plan shall be in their good faith discretion. The Initial Marketing Plan and each Annual Plan [*****]. Any claims or representations contained in the Initial Marketing Plan and each Annual Plan must be approved by each of TAI and SAM in their sole discretion. The Initial Marketing Plan and each Annual Plan will include SAM’s payment to TAI of TAI’s costs and fees in connection with such plan. In accordance with the Initial Marketing Plan and subsequent Annual Plans, TAI and SAM shall each promote the sale of the SAM Aircraft and use their respective commercially reasonable efforts to engage in activities designed to increase the volume of such sales and promote the goodwill of the SAM Aircraft.

2.1.3 SAM and TAI shall each (a) include the SAM Aircraft in sales and marketing materials (print and digital) distributed to SAM’s and TAI’s networks of authorized dealers, (b) prominently display the SAM Aircraft on pages of the SAM and TAI websites and other SAM and TAI digital channels (e.g., Twitter, Instagram, Facebook, etc.) featuring the Caravan, (c) include representatives of SAM and TAI at certain SAM and TAI trade show booths as may be attended by TAI, in its sole discretion, including the National Business Aviation Association (NBAA) Business Aviation Convention & Exhibition, EAA AirVenture, European Business Aviation Convention (EBACE), and Paris / Farnborough / Dubai / Singapore Air Shows, (d) market New Aircraft and Conversions of pre-owned Caravan to SAM Aircraft across each of the global service networks of SAM and TAI to all owners of pre-owned Caravan, and (e) not advertise or offer any third-party Exclusive System variants of the Caravan with respect to any of the activities described in subclauses (a) – (d) above or otherwise.

2.1.4 Each SAM Aircraft may be labeled as to the propulsion system – e.g., “SAM EP1”, or such other designation as agreed in writing by the Parties in their sole discretion – in promotional and sales materials, print and digital, as well as on the outer hull of New Aircraft that is a SAM Aircraft (it being understood that such identification shall in in addition and subordinated to, and not in lieu of, TAI’s branding of the Caravan – e.g., Cessna Caravan).

2.1.5 To promote sales of New Aircraft by TAI, SAM will share with TAI all inquiries and sales leads developed by SAM for SAM Aircraft. In addition, at the election of SAM, SAM may direct to TAI leads and sales possibilities for Conversions.

2.1.6 TAI may elect to utilize third-party service providers in performing its obligations pursuant to this Agreement.

2.2 Use of Marks.

2.2.1 Neither Party shall use any trademarked or copyrighted material of the other Party without either (i) first entering into a license agreement governing such use or

(ii) obtaining explicit written permission from such other Party.

2.2.2 Any trademark or copyright license pursuant to Section 2.2.1 shall be a limited, terminable (subject to the express terms of the license agreement), non-transferable license, without the right to sublicense, within a defined licensed use. The licensee under such license (“Licensee”) shall ensure that the use of licensed marks or material shall meet the licensor’s (“Licensor”) brand standards and quality standards and requirements, as they may be modified or updated by Licensor from time to time and communicated to Licensee in writing, and be of a quality equal to or higher than the samples provided to Licensor for review and approval. Licensee shall use any licensed marks or material in an ethical manner, and shall not engage in unfair or anti-competitive business practices. Moreover, Licensee’s use of licensed marks or material shall meet all applicable international, national, federal, state and local laws, treaties and governmental orders and regulations. Except as otherwise agreed, Licensee shall submit samples of all materials using the licensed marks or material for Licensor’s review and approval prior to any use.

2.3 Official Leasing Partner. SAM intends to incentivize purchases of SAM Aircraft by TAI customers and third-party operators in the Surf Air Mobility platform and participate in these acquisitions with lease or purchase financing through its “Aircraft as a Service” program. SAM will be designated by TAI as its “Official Leasing Partner” for the SAM Aircraft.

2.4 Exclusive Electrification Relationship for Aircraft. In consideration of SAM’s investment in the SAM Technology and the SAM STCs, to be designed, engineered and developed by SAM at the sole expense of SAM, and the Marketing and Sales efforts of SAM in support of the SAM Aircraft pursuant to Article 2, TAI hereby appoints SAM as its exclusive supplier of battery electric and turbine-battery hybrid-electric propulsion systems for the Caravan (the “Exclusive System”) during the Exclusivity Period (as defined below), and SAM hereby accepts such appointment. Further, TAI agrees:

2.4.1 not to license, seek authorization to use, use, [*****] any STCs owned by third parties for an Exclusive System (each, a “Third-Party STC”);

2.4.2 not to market, advertise or otherwise offer for sale any third-party Exclusive System variants of the Caravan, whether new or conversions of pre-owned Caravan, in sales discussions with any potential customers of the Caravan;

2.4.3 not to include any third-party Exclusive System variants of the Caravan in any sales materials distributed to TAI’s network of authorized dealers; and

2.4.4 not to market, sell, endorse or install at TAI company owned service centers conversions of Caravan to an Exclusive System developed by third parties.

The exclusivity rights granted to SAM under this Section 2.4 are hereafter referred to as the “Exclusivity Rights”. The Exclusivity Rights shall be valid only during the Exclusivity Period.

For the avoidance of doubt, nothing herein shall (i) prohibit TAI from engaging in joint development or providing data licenses, engineering services or related services to any Person, including in each case in connection with electric or hybrid-electric propulsion or (ii) bind, affect or limit in any way, directly or indirectly, any TAI Affiliate that is not a wholly owned subsidiary of TAI. Further, the Exclusive System excludes [*****].

2.5 Evaluation by SAM of Electrification Technologies. If, during the Exclusivity Period, TAI becomes aware of any new or upgraded electrification component or technology capable of being incorporated within the SAM Aircraft or any other aircraft produced or in development by TAI (each, an “Electrification Opportunity” and collectively, the “Electrification Opportunities”), TAI has the right, but not the obligation, in its sole discretion, to request SAM to evaluate such Electrification Opportunity and SAM agrees and commits to evaluate and assess the technology, market potential and commercial feasibility of such Electrification Opportunity at the expense of SAM. If TAI and SAM mutually agree that an Electrification Opportunity is technically and commercially viable, SAM agrees and commits to work to incorporate such Electrification Opportunity within an existing electrification project, or, at the expense of SAM to design, develop, engineer and pursue an STC for such Electrification Opportunity, as applicable.

2.6 Termination of Exclusivity Period.

2.6.1 TAI may terminate the Exclusivity Period in its sole discretion (a) upon the occurrence of a Specified Event of Default, as defined in the CESA, or (b) following the eighth (8th) anniversary of the Effective Date, by providing notice of its election to terminate during the month of December in any year during the Term of this Agreement.

2.6.2 SAM may terminate the Exclusivity Period in its sole discretion upon written notice to TAI and payment in full of all Exclusivity Fees otherwise payable within nine (9) months following the date of such notice; provided that if the SAM STC Issuance Date as defined in the DLA has not occurred at the time of such notice, for purposes of this Section 2.6.2 it shall be deemed to have occurred during the third contract year following the Effective Date.

2.6.3 Following any termination of the Exclusivity Period by TAI, SAM shall have the option, in its sole discretion, to terminate (a) the Aircraft Purchase Agreement and SAM’s obligations to purchase any remaining Caravans thereunder or (b) the DLA and SAM’s obligations to pay license fees thereunder; provided that any obligations of the Parties under the Aircraft Purchase Agreement or the DLA that are intended to survive (e.g., warranty rights) shall remain in effect and survive any such termination.

2.7 Exclusivity Fee.

2.7.1 SAM shall pay TAI the exclusivity fees set forth in Schedule A (collectively, the “Exclusivity Fee”). Each installment of the exclusivity fee set forth in Schedule A shall be deemed non-refundable and fully earned as set forth in Schedule A.

2.7.2 Payment of the Exclusivity Fee made hereunder shall be in United States currency and shall be remitted by wire transfer from SAM’s account, including SAM’s name as the originator or “By order of” TAI and issued to TAI by wire transfer into the account identified below or other account as designated in writing by TAI. TAI reserves the right to reject any other form of payment. SAM shall have no right to set off any money owed to TAI by SAM against any money owed by SAM to TAI hereunder. TAI shall have the right to reject or accept payment- related transfers or requests without prejudice that do not comply with its then-existing finance and anti-money laundering policies.

Please wire payment to:

[*****]

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties. Each Party represents and warrants to the other Party that:

3.1.1 the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Party;

3.1.2 this Agreement has been duly executed and delivered, and (assuming due authorization, execution and delivery by the other Party) constitutes the legal, valid and binding obligations of the Party, enforceable against such Party in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at Law or in equity);

3.1.3 the execution, delivery and performance of this Agreement, and the consummation by it of the transactions contemplated thereby, do not and will not conflict with, or result in a breach or violation of or default under, the organizational documents of such Party, any applicable Law or any note, indenture, contract, agreement or instrument to which it is a party or is otherwise subject; and

3.1.4 it is and shall be in compliance with applicable Laws in connection with its performance under this Agreement.

3.2 Disclaimer of Warranties. EXCEPT AS SET FORTH IN THIS ARTICLE 3, NONE OF THE PARTIES, THEIR AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES MAKE OR HAVE MADE ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF SUCH PARTY, SUCH PARTY’S ASSETS OR LIABILITIES OR SUCH PARTY’S PERFORMANCE, IN EACH CASE RELATED TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND THE PARTIES EXPRESSLY DISCLAIM ANY OTHER REPRESENTATIONS OR WARRANTIES.

ARTICLE 4
TERMINATION

4.1 Term. This Agreement shall become effective as of the Effective Date and shall continue to be effective unless and until terminated in accordance with the terms hereof (the “Term”).

4.2 Termination by Either Party. This Agreement shall terminate:

4.2.1 upon the mutual agreement of the Parties;

4.2.2 at the election of SAM, in the event TAI terminates the Exclusivity Period pursuant to Section 2.6 hereof;

4.2.3 at the election of TAI, in the event SAM terminates the Exclusivity Period pursuant to Section 2.6 hereof;

4.2.4 at the election of TAI, if SAM undergoes a Change of Control as defined in the CESA;

4.2.5 by either Party, if any of the Transaction Documents are terminated for any reason;

4.2.6 upon the commencement of a voluntary or involuntary case or other proceeding by or against SAM seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, which in the case of an involuntary proceeding is not stayed or lifted within thirty (30) days; the application for or consent to the appointment of a receiver, trustee, liquidator or custodian by SAM for itself or of all or a substantial part of its property; the making by SAM of a general assignment for the benefit of any of its creditors; or the taking by SAM of any action for the purpose of effecting any of the foregoing; or

4.2.7 upon the commencement of a voluntary or involuntary case or other proceeding by or against TAI seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, which in the case of an involuntary proceeding is not stayed or lifted within thirty (30) days; the application for or consent to the appointment of a receiver, trustee, liquidator or custodian by TAI for itself or of all or a substantial part of its property; the making by TAI of a general assignment for the benefit of any of its creditors; or the taking by TAI of any action for the purpose of effecting any of the foregoing.

4.2.8 at the election of TAI, if the Effective Date does not occur on or prior to March 31, 2023.

4.3 Effect of Termination.

4.3.1 Upon termination or expiration of this Agreement: (i) each Party shall return to other Party all Confidential Information of such other Party; (ii) each Party shall remain liable for all of its respective obligations hereunder that accrued prior to the date of termination and (iii) if either Party has a claim against the other Party there shall (in the absence of express written agreement between the Parties in respect thereof) be no right of set-off against any monies due from the other party.

4.3.2 All rights and remedies conferred herein shall be cumulative and in addition to all of the rights and remedies available to each Party at law, equity or otherwise.

ARTICLE 5
GENERAL PROVISIONS

5.1 Confidentiality; Disclosure.

5.1.1 From time to time during the Term of this Agreement, either Party (as the “Disclosing Party”) may disclose or make available to the other Party (as the “Receiving Party”), non-public, proprietary, and confidential information of Disclosing Party that, if disclosed in writing or other tangible form is clearly labeled as “confidential,” or if disclosed orally, is identified as confidential when disclosed and within 10 days thereafter, is summarized in writing and confirmed as confidential (“Confidential Information”); provided, however, that Confidential Information does not include any information that: (a) is or becomes generally available to the public other than as a result of Receiving Party’s breach of this Section; (b) is or becomes available to the Receiving Party on a non-confidential basis from a third-party source, provided that such third party is not and was not prohibited from disclosing such Confidential Information; (c) was in Receiving Party’s possession prior to Disclosing Party’s disclosure hereunder; or (d) was or is independently developed by Receiving Party without using any Confidential Information. The Receiving Party shall: (x) protect and safeguard the confidentiality of the Disclosing Party’s Confidential Information with at least the same degree of care as the Receiving Party would protect its own Confidential Information, but in no event with less than a commercially reasonable degree of care; (y) not use the Disclosing Party’s Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this Agreement; and (z) not disclose any such Confidential Information to any Person, except to the Receiving Party’s Group who need to know the Confidential Information to assist the Receiving Party, or act on its behalf, to exercise its rights or perform its obligations under this Agreement.

5.1.2 If the Receiving Party is required by applicable law or legal process to disclose any Confidential Information, it shall, prior to making such disclosure, use commercially reasonable efforts to notify Disclosing Party of such requirements to afford Disclosing Party the opportunity to seek, at Disclosing Party’s sole cost and expense, a protective order or other remedy. For purposes of this Section only, Receiving Party’s Group shall mean the Receiving Party’s affiliates and its or their employees, officers, directors, shareholders, partners, members, managers, agents, independent contractors, representatives, sublicensees, subcontractors, attorneys, accountants, and financial advisors (together “Representatives”).

5.1.3 Notwithstanding any other provision of this Agreement, the Receiving Party shall have the right, at any time during or after the term of this Agreement, to disclose, publish, disseminate, and use Residual Information for any purpose in its business, provided that the Receiving Party does not, and does not permit its Representatives to, breach its confidentiality obligations under this Agreement in using such Residual Information. For purposes of this Agreement, the term “Residual Information” means any confidential information in intangible form (including, without limitation, ideas, concepts, know-how, or techniques) that is retained in the memory of the Receiving Party’s Representatives who use or have access to such Confidential Information. The Receiving Party shall not have any obligation to limit or restrict the work assignments of any of its Representatives or to pay the Disclosing Party any royalties for any work product developed in reliance on or through the use of, in whole or in part, any Residual Information, provided, however, that this Section shall not be deemed to grant to the Recipient any right, title or interest (including, without limitation, any Intellectual Property Rights) in or to any Confidential Information.

5.1.4 Notwithstanding anything to the contrary in this Agreement, SAM shall not publicly disclose any of the Transaction Documents or information relating thereto except in the circumstances described in this paragraph. In the event that SAM determines upon the advice of counsel that it is required by law or applicable regulations to disclose (each instance, a “Disclosure”) through filings with the SEC or disclosure to investors of any of the Transaction Documents or any information related thereto, SAM shall (i) consult with TAI to mutually agree upon the scope and substance of the required Disclosure; provided, however, that if SAM and TAI are unable to mutually agree on such scope and substance, SAM’s reasonable determination (based upon the written advice of counsel) shall control, and (ii) deliver to TAI a copy of the applicable Disclosure and notice of the date for making such Disclosure (the “Disclosure Date”) and use reasonable best efforts to deliver such copy of the Disclosure at least ten (10) Business Days prior to the Disclosure Date. SAM shall modify such Disclosure based upon the commercially reasonable comments of TAI and address any comments provided by TAI to TAI’s reasonable satisfaction (provided such comments are delivered to SAM no later than two (2) Business Days prior to the Disclosure Date), , including by making any commercially reasonable requests for confidential treatment or redactions to copies of the Transactions Documents required to be included as an exhibit to an SEC filing, provided that, in the reasonable opinion of SAM (upon the written advice of counsel), any such requests would not violate applicable laws or regulations with respect to the Disclosure. In addition, SAM shall promptly provide to TAI copies of any correspondence from a governmental authority in respect of a Disclosure and shall cooperate in good faith with TAI in responding to such correspondence and amending the Disclosure, to the extent necessary.

5.1.5 In the event that there is deemed to be any conflict between the provisions of that certain Confidentiality Agreement dated as of [*****] (the “NDA”), between TAI, on the one hand, and SAM, [*****] and Southern Airways Corporation, on the other hand and this Agreement as to the subject matter hereof and the Parties hereto, the provisions of this Agreement shall control.

5.2 Relationship of the Parties. The Parties intend to create an independent contractor relationship and nothing contained in this Agreement will be construed as creating a joint venture, association, partnership, franchise, or other form of business or relationship except to the extent a partnership is considered to exist for U.S. federal income tax purposes, and nothing contained in this Agreement will be construed as making a Party liable for the debts or obligations of the other Party, unless expressly provided in this Agreement.

5.3 No Authority. Nothing in this Agreement shall grant to either TAI or SAM the right to negotiate or make commitments of any kind for or on behalf of the other Party without prior written approval of the other Party.

5.4 Amendments. No modification to this Agreement will be effective unless in writing as an amendment to this Agreement, which specifically references this Agreement, and is signed by both Parties.

5.5 Waivers. No waiver by any Party of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver shall constitute a continuing waiver.

5.6 Severability. The provisions of this Agreement shall be severable, and if any provision of this Agreement shall be held or declared to be illegal, invalid, or unenforceable in any jurisdiction, such illegality, invalidity or unenforceability shall not affect any other provision hereof or the interpretation and effect of the Agreement as to any other jurisdiction, and the remainder of the Agreement, disregarding such illegal, invalid or unenforceable provision, shall continue in full force and effect as though such illegal, invalid, or unenforceable provision had not been contained herein.

5.7 Assignment. Any purported assignment or delegation in violation of this Section shall be null and void. No assignment or delegation shall relieve SAM of any of its obligations under this Agreement. TAI may assign any of its rights or delegate any of its obligations to any Affiliate or to any person acquiring all or substantially all of TAI’s assets without SAM’s consent.

5.8 Successors and Assigns. This Agreement is binding on and inures to the benefit of the Parties to this Agreement and their respective permitted successors and permitted assigns.

5.9 No Third-Party Beneficiaries. This Agreement benefits solely the Parties to this Agreement and their respective permitted successors and assigns and nothing in this Agreement, express or implied, confers on any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

5.10 Governing Law/Forum. The Parties agree this Agreement will be deemed made and entered into and will be performed wholly within the State of Kansas and any dispute arising under, out of or related in any way to this Agreement, the legal relationship between TAI and SAM or the transaction that is the subject matter of this Agreement (collectively “Dispute”) will be governed and construed under the laws of the State of Kansas, USA, exclusive of conflicts of laws. Any Dispute will be adjudicated solely and exclusively in the United States District Court for the State of Kansas, in Wichita, Kansas or, if that court lacks jurisdiction, Kansas state courts of the 18th Judicial District. Each of the Parties (i) consent to the exclusive, personal jurisdiction of these courts and, by signing this Agreement, waive any objection to venue of these Kansas courts and (ii) agree that final judgment brought in these courts will be conclusive and binding upon the parties and may be enforced in any other courts with jurisdiction over the parties.

5.11 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT INCLUDING EXHIBITS, SCHEDULES, ATTACHMENTS, AND APPENDICES ATTACHED TO THIS AGREEMENT, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS, SCHEDULES, ATTACHMENTS OR APPENDICES ATTACHED TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.12 Entire Agreement. This Agreement and any attached statements of work, schedules and exhibits constitute the entire agreement between the Parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations, communications and understandings of the Parties. Each of the Parties acknowledges that no other party, nor any agent or attorney of any other party, has made any promise, representation, or warranty whatsoever, express or implied, and not contained herein, concerning the subject matter hereof to induce the Party to execute or authorize the execution of this Agreement, and acknowledges that the Party has not executed or authorized the execution of this instrument in reliance upon any such promise, representation, or warranty not contained herein. For the avoidance of doubt, each of the Transaction Documents govern as to their respective subject matter independently, and without integration.

5.13 Force Majeure. Neither Party shall be deemed in default or otherwise liable hereunder due to its inability to perform (except for any obligations of SAM to pay TAI hereunder) by reason of any act of God, fire, earthquake, flood, epidemic, pandemic, quarantine, accident, explosion, casualty, strike, lockout, slowdown, labor controversy or other industrial disturbances, riot, civil disturbance, act of public enemy, embargo, war, any municipal, county, state, national or international ordinance or law, any executive, administrative, judicial or similar order (which order is not the result of any act or omission to act which would constitute a default under this Agreement), government action or inaction (other than any action or inaction by the FAA related to the STC), delay in supplier deliveries, any failure or delay of any transportation, power, or other essential thing required, or similar causes beyond the Party’s control (each a “Force Majeure Event”). In such case, the Party affected by the Force Majeure Event shall notify the other Party of its inability to perform. Any delay in performance shall be no greater than the Force Majeure Event causing the delay.

5.14 Joint Drafting. This Agreement is to be construed as if drafted jointly by the Parties and no presumption will arise favoring or disfavoring either Party by virtue of the authorship of any provision of this Agreement.

5.15 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third business day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section).

If to TAI:	Textron Aviation Inc.
[*****]

with a copy to:	Textron Aviation Inc.
[*****]

If to SAM:	Surf Air Mobility Inc.
[*****]

with a copy to:	Surf Air Mobility Inc.
[*****]

5.16 Further Assurances. Each Party covenants and agrees that, subsequent to execution and delivery of this Agreement and without any additional consideration, each Party shall execute and deliver any further legal instruments and perform any acts that are or may become reasonably necessary to effectuate the purposes of this Agreement.

5.17 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OF USE, REVENUE, OR PROFIT OR LOSS OF DATA OR DIMINUTION IN VALUE, OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, OR PUNITIVE DAMAGES WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGE WAS FORESEEABLE AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.

5.18 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both together shall be deemed to be one and the same agreement. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing an original signature. By signing below, the signatories to this Agreement verify they have full authority to bind and do hereby bind their respective Parties.

[Signatures on Next Page]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties hereto as of the date first written above.

TEXTRON AVIATION INC.		SURF AIR MOBILITY INC.

By:	[*****]	By:	/s/ Sudhin Shahani
Name:	[*****]	Name:	Sudhin Shahani
Title:	[*****]	Title:	CEO

Signature Page to Amended & Restated Sales and Marketing Agreement

Amended& Restated Sales and Marketing Agreement

Schedule A

Exclusivity Fees:

SAM shall pay to TAI Exclusivity Fees in an aggregate amount of $40,000,000 United States dollars, payable as follows:

i.	Deferred fees of $[*****] in respect of the first contract year following the Effective Date, and $[*****] in respect of each of the second and third contract years following the Effective Date, with deemed due dates of the first, second and third anniversary of the Effective Date, respectively. Each of these three fees is deferred as described in this Schedule A.

The deferred fees shall be paid in four equal payments of $[*****], each due one day prior to the Effective Date anniversary of each of the first four (4) contract years beginning the earlier of (a) the contract year following the contract year in which the SAM STC Issuance Date (as defined in the DLA) occurs and (b) the fifth contract year.

ii.	Annual fees of $[*****] per year, each due one day prior to the Effective Date anniversary of each of the first four (4) contract years beginning the earlier of (a) the contract year following the contract year in which the SAM STC Issuance Date (as defined in the DLA) occurs and (b) the fifth contract year.

SAM shall receive an aggregate credit toward either the License Fee (as defined in the DLA) or the Exclusivity Fee of $[*****] for each Qualifying Event, as defined below. Each credit may only be applied against one fee.

Such credit shall be applied (i) first, as an offset against SAM’s obligation to pay unpaid License Fees in such contract year, (ii) second, as an offset against SAM’s obligation to pay unpaid Exclusivity Fees in such contract year, and (iii) thereafter as an offset against the unpaid License Fees and then unpaid Exclusivity Fees in successive future contract years. No credit may be applied to License Fees or Exclusivity Fees that have previously been paid to TAI. For the avoidance of doubt, if all fees have been paid, no credit shall be applied or payable in cash.

“Qualifying Event” means (i) SAM’s firm order, accompanied by a deposit of at least $[*****] as specified in the applicable aircraft purchase agreement, for a new Caravan delivered with the SAM System (in excess of the 100 total Caravans contemplated by the APA), (ii) [*****] and (iii) [*****].

All Exclusivity Fees are non-refundable and fully earned when paid.

Except as provided in Section 2.6.2, no Exclusivity Fee, including deferred fees, shall be payable if the Exclusivity Period has been terminated prior to the applicable payment due date.

For example purposes only, assuming [*****] the Exclusivity Fee would be paid as follows:

Fee Amount	Exclusivity Period	Payment Date
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]	[*****]	[*****]